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Exhibit 99.1

FOR IMMEDIATE RELEASE:	NEWS
June 8, 2004	Nasdaq-ACTT

ACT Teleconferencing Expands Into China
Forms partnership with China Netcom

        DENVER—ACT Teleconferencing, Inc. (Nasdaq-ACTT), an independent worldwide provider of audio, video and web-based conferencing products and services, today announced it has formed a partnership with Beijing-based telecommunications carrier China Netcom (CNC). CNC provides broadband Internet access and integrated telecom services to residential and commercial customers.

        Under the terms of the agreement, ACT Teleconferencing will leverage CNC's telecommunications infrastructure to deliver audio, video and web-based conferencing services to CNC's and ACT's customers in mainland China. The partnership will support ACT with the means to offer a price-competitive and high-quality service for large-scale volumes. Prior to partnering with CNC, ACT serviced its China-based customers from the company's Hong Kong office. This office continues to service customers in Hong Kong and the immediate region.

        "ACT Asia Pacific revenues have grown by a compound annual average of 53% per annum since opening the first office in 1997, so we are excited about the additional growth opportunities China presents to us," said ACT Asia Pacific Managing Director Peter Eeles. "This is the fastest and largest growing economy in the Asia Pacific region, and entry into this market will help us achieve large-scale volumes. There are few providers offering a full suite of conferencing services and the related collaborative technologies in this region, and we plan to fill this need in partnership with CNC."

        CNC Beijing General Manager, Mr. Henry Han said, "ACT is an excellent partner for us because our companies have similar business goals, and our technical capabilities, market focus, and cultures complement each other. We have been very impressed with ACT's extensive experience in working with carrier partners. Together CNC and ACT will be the leader in delivering innovative IP-based video, audio and web conferencing services, as well as supporting more traditional solutions both within China and internationally."

        "Due to its robust economy, China offers several growth opportunities for us, particularly in the sales and marketing, distance education, and the health field channels," said ACT CEO Gene Warren. "The business environment and our CNC partnership are in line with our plans to increase penetration of the Chinese virtual conferencing market, and to continue to grow ACT."

About ACT Teleconferencing

        Established in 1990, ACT Teleconferencing, Inc. is a leading independent worldwide provider of audio, video, and web-based conferencing products and services to corporations, educational organisations and governments worldwide. The Company's headquarters are located in Denver, Colorado, with operations in Australia, Belgium, Canada, China, France, Germany, Hong Kong, the Netherlands, Singapore, the U.K., and the U.S., and virtual locations in Japan, Taiwan, Indonesia, Spain, Sweden, Switzerland, Russia, Poland and South Africa. ACT's Internet address is www.acttel.com.

        Statements made in this news release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Unaudited information may not conform to US GAAP. Important factors that could cause actual results to differ materially from those anticipated by any forward-looking information include, but are not limited to, future economic conditions, competitive services and pricing, new competitor entry, financing, the delivery of services under existing contracts and other factors. For a more detailed description of the factors that could cause such a difference, please see ACT's filings with the Securities and Exchange Commission. ACT disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of ACT. The ratios and information presented include both audited and unaudited financial information and have been extracted from the Company's financial records for the purpose of assisting shareholders to review trends for modeling and analysis purposes. All future results will depend upon industry developments, volumes, pricing changes, related efficiency gains, as well as numerous other known and unknown business risks. As a matter of policy, the Company does not provide earnings guidance. All cash flow targets and estimates are provided solely for purpose of analysis.

Contacts:
ACT Teleconferencing, Inc.,
Peter Eeles, Asia Pacific Managing Director, 61 2 9220 8999, peeles@acttel.com.au
Liza Kaiser, IR/Corporate Communications Manager, 303-235-9000, lkaiser@corp.acttel.com
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ACT Teleconferencing Expands Into China Forms partnership with China Netcom